                   Exhibit 99.1

PCTEL Divests its Network Engineering Services to Gabe’s Construction Company, Inc.

BLOOMINGDALE, Ill. – August 1, 2017 -- PCTEL, Inc. (Nasdaq:PCTI), a leader in Performance Critical TELecom solutions, announced today that it has sold the assets of its Network Engineering Services business based in Melbourne, Florida, to Gabe’s Construction Company, Inc.

“PCTEL excels as a research and development organization, consistently delivering innovative products that help our customers deploy the latest wireless technologies,” said David Neumann, PCTEL’s CEO. “PCTEL will focus on growing our antenna business and supporting the expanding ecosystem of licensed and unlicensed wireless networks with our industry-leading scanning receiver products and test solutions.”

“The organization we are acquiring from PCTEL has deep expertise in wireless network engineering,” said Tim Gabrielse, President and CEO of Gabe’s. “We are excited about the opportunity we have at Gabe’s to bring these expanded services to our customer base.”

About PCTEL

PCTEL delivers Performance Critical TELecom technology solutions to the wireless industry. We are a leading global supplier of antennas and wireless network testing solutions. PCTEL Connected Solutions designs and manufactures precision antennas. PCTEL antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). PCTEL RF Solutions provides test tools that improve the performance of wireless networks globally. Mobile operators, neutral hosts, and equipment manufacturers rely on PCTEL’s scanning receivers and testing solutions to analyze, design, and optimize next generation wireless networks.

For more information, please visit the following websites.

PCTEL Corporate: http://www.pctel.com/

PCTEL Connected Solutions: http://www.antenna.com/

PCTEL RF Solutions: http://rfsolutions.pctel.com/

PCTEL SAFE HARBOR

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Specifically, these forward-looking statements include statements regarding the Company’s intention to focus on specific businesses to create growth. These statements are based on PCTEL's current expectations. Anticipated customer benefits and product capabilities may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those detailed from time to time in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Michael Rosenberg

Director of Marketing

PCTEL, Inc.

(301) 444-2046

public.relations@pctel.com